EXHIBIT 2.3

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT
                              DATED MARCH 9, 2006


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                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT is executed as of March 9, 2006, by and between Crystalix Group International, Inc., a corporation organized under the laws of the State of Nevada, United States of America ("CRYSTALIX") and U.C. Laser Ltd., a company organized under the laws of the State of Israel of P.O.B 351 Karmiel 21613, Israel (the "COMPANY").

                               FACTUAL BACKGROUND

         Crystalix and the Company entered into a certain Asset Purchase Agreement dated December 29, 2005, and effective as of January 1, 2006, as amended by Amendment to Asset Purchase Agreement dated January 31, 2006 (the "AGREEMENT"). All capitalized words are used herein as defined in the Agreement. Crystalix and the Company desire to amend the Agreement as set forth below.

                                    AMENDMENT

         This Agreement is hereby amended as follows:

         A. The Consent Judgment and the Release shall not be required to be delivered by any party at or as a condition of Closing.

         B.   Without limiting the generality of the foregoing, Sections 1.6 (i)
(i), 1.6 (i) (j), 1.6 (ii) (g), and 1.6 (ii) (h), and Exhibits A and B are hereby deleted from the Agreement.

         C. Except as expressly amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Crystalix and the Company have caused this Amendment to be signed by their duly authorized representatives, all as of the date first written above.

U.C. Laser Ltd.                              Crystalix Group International, Inc.


By:  /s/ MARSHALL BUTLER                     By: /s/ KEVIN T. RYAN
   -------------------------------------        --------------------------------
   Marshall Butler                               Kevin T. Ryan
   Chief Executive Officer                       Chief Executive Officer



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